Exhibit 99.3

Frequently Used Terms

Listed below are definitions of several of ExxonMobil’s key business and financial performance measures and other terms. These definitions are provided to facilitate understanding of the terms and their calculation. In the case of financial measures that we believe constitute “non-GAAP financial measures” under Securities and Exchange Commission Regulation G, we provide a reconciliation to the most comparable Generally Accepted Accounting Principles (GAAP) measure and other information required by that rule.

Total Shareholder Return • Measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. We calculate shareholder return over a particular measurement period by: dividing (1) the sum of (a) the cumulative value of dividends received during the measurement period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the measurement period; by (2) the stock price at the beginning of the measurement period. For this purpose, we assume dividends are reinvested in stock at market prices at approximately the same time actual dividends are paid. Shareholder return is usually quoted on an annualized basis.

Capital and Exploration Expenditures (Capex) • Represents the combined total of additions at cost to property, plant and equipment and exploration expenses on a before-tax basis from the Summary Statement of Income. ExxonMobil’s Capex includes its share of similar costs for equity companies. Capex excludes assets acquired in nonmonetary exchanges (effective 2013) and depreciation on the cost of exploration support equipment and facilities recorded to property, plant and equipment when acquired. While ExxonMobil’s management is responsible for all investments and elements of net income, particular focus is placed on managing the controllable aspects of this group of expenditures.

Heavy Oil and Oil Sands • “Heavy oil” includes heavy oil, extra heavy oil, and bitumen, as defined by the World Petroleum Congress in 1987 based on American Petroleum Institute (API) gravity and viscosity at reservoir conditions. Heavy oil has an API gravity between 10 and 22.3 degrees. The API gravity of extra heavy oil and bitumen is less than 10 degrees. Extra heavy oil has a viscosity less than 10 thousand centipoise, whereas the viscosity of bitumen is greater than 10 thousand centipoise. The term “oil sands” is used to indicate heavy oil (generally bitumen) that is recovered in a mining operation.

Proved Reserves • Proved reserve figures are determined in accordance with SEC definitions in effect at the end of each applicable year, except that in statements covering reserve replacement for years prior to 2009, reserves include oil sands and equity company reserves which at the time were excluded from SEC reserves.

Proved Reserves Replacement Ratio • The reserves replacement ratio is calculated for a specified period utilizing the applicable proved oil-equivalent reserves additions divided by oil-equivalent production. See “Proved Reserves” above.

Resources, Resource Base, and Recoverable Resources • Along with similar terms used, these refer to the total remaining estimated quantities of oil and gas that are expected to be ultimately recoverable. ExxonMobil refers to new discoveries and acquisitions of discovered resources as resource additions. The resource base includes quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future. The term “resource base” is not intended to correspond to SEC definitions such as “probable” or “possible” reserves.

Prime Product Sales • Prime product sales are total product sales excluding carbon black oil and sulfur. Prime product sales include ExxonMobil’s share of equity company volumes and finished product transfers to the Downstream.

Volume Effects • Entitlements - Net Interest are changes to ExxonMobil’s share of production volumes caused by non-operational changes to volume-determining factors. These factors consist of net interest changes specified in Production Sharing Contracts (PSCs) which typically occur when cumulative investment returns or production volumes achieve defined thresholds, changes in equity upon achieving pay-out in partner investment carry situations, equity redeterminations as specified in venture agreements, or as a result of the termination or expiry of a concession. Once a net interest change has occurred, it typically will not be reversed by subsequent events, such as lower crude oil prices.

Volume Effects • Entitlements - Price, Spend and Other are changes to ExxonMobil’s share of production volumes resulting from temporary changes to non-operational volume-determining factors. These factors include changes in oil and gas prices or spending levels from one period to another. According to the terms of contractual arrangements or government royalty regimes, price or spending variability can increase or decrease royalty burdens and/or volumes attributable to

Frequently Used Terms, continued

ExxonMobil. For example, at higher prices, fewer barrels are required for ExxonMobil to recover its costs. These effects generally vary from period to period with field spending patterns or market prices for oil and natural gas. Such factors can also include other temporary changes in net interest as dictated by specific provisions in production agreements.

Volume Effects • Quotas are changes in ExxonMobil’s allowable production arising from production constraints imposed by countries which are members of the Organization of the Petroleum Exporting Countries (OPEC). Volumes reported in this category would have been readily producible in the absence of the quota.

Volume Effects • Divestments are reductions in ExxonMobil’s production arising from commercial arrangements to fully or partially reduce equity in a field or asset in exchange for financial or other economic consideration.

Volume Effects • Growth and Other factors comprise all other operational and non-operational factors not covered by the above definitions that may affect volumes attributable to ExxonMobil. Such factors include, but are not limited to, production enhancements from project and work program activities, acquisitions including additions from asset exchanges, downtime, market demand, natural field decline, and any fiscal or commercial terms that do not reflect entitlements.

Proved Reserves Replacement Costs	2015	2014	2013	2012	2011
Costs incurred (millions of dollars)
Property acquisition costs	477	1,472	5,186	2,207	3,787
Exploration costs	2,245	3,472	2,972	2,861	2,503
Development costs	20,629	26,848	27,807	27,482	25,690

Total costs incurred	23,351	31,792	35,965	32,550	31,980
Proved oil-equivalent reserves additions (millions of barrels)
Revisions	(584)	1,011	770	159	281
Improved recovery	2	—	—	23	—
Extensions/discoveries	1,405	584	726	1,490	1,613
Purchases	246	64	170	304	67

Total oil-equivalent reserves additions	1,069	1,659	1,666	1,976	1,961

Proved reserves replacement costs (dollars per barrel)	21.84	19.16	21.59	16.47	16.31

Proved reserves replacement costs per oil-equivalent barrel is a performance measure ratio and includes costs incurred in property acquisition and exploration, plus costs incurred in development activities, divided by proved oil-equivalent reserves additions, excluding sales. ExxonMobil reports these costs based on proved reserves in accordance with current SEC definitions. See “Proved Reserves.”

Exploration Resource Addition Cost	2015	2014	2013	2012	2011
Exploration portion of Upstream Capex (millions of dollars)	2,680	3,689	7,155	4,740	5,464
Exploration resource additions (millions of oil-equivalent barrels)	1,138	2,942	5,703	3,734	3,906
Exploration resource addition cost per OEB (dollars)	2.36	1.25	1.25	1.27	1.40

Exploration resource addition cost per oil-equivalent barrel is a performance measure that is calculated using the Exploration portion of Upstream capital and exploration expenditures (Capex) divided by exploration resource additions (in oil-equivalent barrels – OEB). ExxonMobil refers to new discoveries, and the non-proved portion of discovered resources that were acquired, as exploration resource additions. Exploration resource additions include quantities of oil and gas that are not yet classified as proved reserves, but which ExxonMobil believes will likely be moved into the proved reserves category and produced in the future. The impact of the nonmonetary portion of asset exchanges is excluded in 2014.

PP&E Adds/Investments & Advances	2015	2014	2013	2012	2011
(millions of dollars)
Additions to property, plant and equipment	26,490	32,952	33,669	34,271	30,975
Additional investments and advances	607	1,631	4,435	598	3,586
Collection of advances	(842)	(3,346)	(1,124)	(1,550)	(1,119)

PP&E Adds/Investments & Advances	26,255	31,237	36,980	33,319	33,442

PP&E add/investments & advances derived from the Statement of Cash Flows.

Frequently Used Terms, continued

Cash Flow from Operations and Asset Sales	2015	2014	2013	2012	2011
(millions of dollars)
Net cash provided by operating activities	30,344	45,116	44,914	56,170	55,345
Proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments	2,389	4,035	2,707	7,655	11,133

Cash flow from operations and asset sales	32,733	49,151	47,621	63,825	66,478

Cash flow from operations and asset sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Statement of Cash Flows. This cash flow reflects the total sources of cash from both operating the Corporation’s assets and from the divesting of assets. The Corporation employs a long- standing and regular disciplined review process to ensure that all assets are contributing to the Corporation’s strategic objectives. Assets are divested when they are no longer meeting these objectives or are worth considerably more to others. Because of the regular nature of this activity, we believe it is useful for investors to consider proceeds associated with asset sales together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities, including shareholder distributions.

Operating Costs	2015	2014	2013	2012	2011
(millions of dollars)
Reconciliation of Operating Costs
From ExxonMobil’s Consolidated Statement of Income
Total costs and other deductions	246,916	360,309	380,544	401,955	413,172
Less:
Crude oil and product purchases	130,003	225,972	244,156	263,535	266,534
Interest expense	311	286	9	327	247
Sales-based taxes	22,678	29,342	30,589	32,409	33,503
Other taxes and duties	27,265	32,286	33,230	35,558	39,973

Subtotal	66,659	72,423	72,560	70,126	72,915
ExxonMobil’s share of equity company expenses	8,309	11,072	14,531	12,239	11,401

Total operating costs	74,968	83,495	87,091	82,365	84,316

Components of Operating Costs
From ExxonMobil’s Consolidated Statement of Income
Production and manufacturing expenses	35,587	40,859	40,525	38,521	40,268
Selling, general and administrative expenses	11,501	12,598	12,877	13,877	14,983
Depreciation and depletion	18,048	17,297	17,182	15,888	15,583
Exploration expenses, including dry holes	1,523	1,669	1,976	1,840	2,081

Subtotal	66,659	72,423	72,560	70,126	72,915
ExxonMobil’s share of equity company expenses	8,309	11,072	14,531	12,239	11,401

Total operating costs	74,968	83,495	87,091	82,365	84,316

Operating costs are the costs during the period to produce, manufacture, and otherwise prepare the company’s products for sale – including energy, staffing, and maintenance costs. They exclude the cost of raw materials, taxes, and interest expense and are on a before-tax basis. While ExxonMobil’s management is responsible for all revenue and expense elements of net income, operating costs, as defined above, represent the expenses most directly under management’s control, and therefore are useful for investors and ExxonMobil management in evaluating management’s performance.

Free Cash Flow	2015	2014	2013	2012	2011
(millions of dollars)
Net cash provided by operating activities	30,344	45,116	44,914	56,170	55,345
Additions to property, plant and equipment	(26,490)	(32,952)	(33,669)	(34,271)	(30,975)
Proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments	2,389	4,035	2,707	7,655	11,133
Additional investments and advances	(607)	(1,631)	(4,435)	(598)	(3,586)
Collection of advances	842	3,346	1,124	1,550	1,119

Free cash flow	6,478	17,914	10,641	30,506	33,036

Free cash flow is cash flow from operations and asset sales less additions to property, plant and equipment, and additional investments and advances, plus collection of advances. This measure is useful when evaluating cash available for financing activities, including shareholder distributions, after investment in the business.

Frequently Used Terms, continued

Distributions to Shareholders	2015	2014	2013	2012	2011
(millions of dollars)
Dividends paid to ExxonMobil shareholders	12,090	11,568	10,875	10,092	9,020
Cost of shares purchased to reduce shares outstanding	3,000	12,000	15,000	20,000	20,000

Distributions to ExxonMobil shareholders	15,090	23,568	25,875	30,092	29,020

Memo: Gross cost of shares purchased to offset shares issued under benefit plans and programs	1,039	1,183	998	1,068	2,055

The Corporation distributes cash to shareholders in the form of both dividends and share purchases. Shares are purchased both to reduce shares outstanding and to offset shares issued in conjunction with company benefit plans and programs. For purposes of calculating distributions to shareholders, the Corporation only includes the cost of those shares purchased to reduce shares outstanding.

Capital Employed at Year End	2015	2014	2013	2012	2011
(millions of dollars)
Business Uses: Asset and Liability Perspective
Total assets	336,758	349,493	346,808	333,795	331,052
Less liabilities and noncontrolling interests share of assets and liabilities
Total current liabilities excluding notes and loans payable	(35,214)	(47,165)	(55,916)	(60,486)	(69,794)
Total long-term liabilities excluding long-term debt	(86,047)	(92,143)	(87,698)	(90,068)	(83,481)
Noncontrolling interests share of assets and liabilities	(8,286)	(9,099)	(8,935)	(6,235)	(7,314)
Add ExxonMobil share of debt-financed equity company net assets	4,447	4,766	6,109	5,775	4,943

Total capital employed	211,658	205,852	200,368	182,781	175,406

Total Corporate Sources: Debt and Equity Perspective
Notes and loans payable	18,762	17,468	15,808	3,653	7,711
Long-term debt	19,925	11,653	6,891	7,928	9,322
ExxonMobil share of equity	170,811	174,399	174,003	165,863	154,396
Less noncontrolling interests share of total debt	(2,287)	(2,434)	(2,443)	(438)	(966)
Add ExxonMobil share of equity company debt	4,447	4,766	6,109	5,775	4,943

Total capital employed	211,658	205,852	200,368	182,781	175,406

Capital employed is a measure of net investment. When viewed from the perspective of how the capital is used by the businesses, it includes ExxonMobil’s net share of property, plant and equipment and other assets less liabilities, excluding both short-term and long-term debt. When viewed from the perspective of the sources of capital employed in total for the Corporation, it includes ExxonMobil’s share of total debt and equity. Both of these views include ExxonMobil’s share of amounts applicable to equity companies, which the Corporation believes should be included to provide a more comprehensive measure of capital employed.

Return on Average Capital Employed (ROCE)	2015	2014	2013	2012	2011
(millions of dollars)
Net income attributable to ExxonMobil	16,150	32,520	32,580	44,880	41,060
Financing costs (after tax)
Gross third-party debt	(362)	(140)	(163)	(401)	(153)
ExxonMobil share of equity companies	(170)	(256)	(239)	(257)	(219)
All other financing costs – net	88	(68)	83	100	116

Total financing costs	(444)	(464)	(319)	(558)	(256)

Earnings excluding financing costs	16,594	32,984	32,899	45,438	41,316

Average capital employed	208,755	203,110	191,575	179,094	170,721
Return on average capital employed – corporate total	7.9%	16.2%	17.2%	25.4%	24.2%

ROCE is a performance measure ratio. From the perspective of the business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning and end-of-year amounts). These segment earnings include ExxonMobil’s share of segment earnings of equity companies, consistent with our capital employed definition, and exclude the cost of financing. The Corporation’s total ROCE is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. The Corporation has consistently applied its ROCE definition for many years and views it as the best measure of historical capital productivity in our capital-intensive, long-term industry, both to evaluate management’s performance and to demonstrate to shareholders that capital has been used wisely over the long term. Additional measures, which are more cash flow based, are used to make investment decisions.

Frequently Used Terms, continued

Functional Earnings(1)
	2015 Quarters
(millions of dollars)	First	Second	Third	Fourth	2015	2014	2013	2012	2011

Earnings (U.S. GAAP)
Upstream
United States	(52)	(47)	(442)	(538)	(1,079)	5,197	4,191	3,925	5,096
Non-U.S.	2,907	2,078	1,800	1,395	8,180	22,351	22,650	25,970	29,343
Total	2,855	2,031	1,358	857	7,101	27,548	26,841	29,895	34,439

Downstream
United States	567	412	487	435	1,901	1,618	2,199	3,575	2,268
Non-U.S.	1,100	1,094	1,546	916	4,656	1,427	1,250	9,615	2,191
Total	1,667	1,506	2,033	1,351	6,557	3,045	3,449	13,190	4,459

Chemical
United States	605	735	526	520	2,386	2,804	2,755	2,220	2,215
Non-U.S.	377	511	701	443	2,032	1,511	1,073	1,678	2,168
Total	982	1,246	1,227	963	4,418	4,315	3,828	3,898	4,383

Corporate and Financing	(564)	(593)	(378)	(391)	(1,926)	(2,388)	(1,538)	(2,103)	(2,221)

Net income attributable to ExxonMobil (U.S. GAAP)	4,940	4,190	4,240	2,780	16,150	32,520	32,580	44,880	41,060

Average Capital Employed(2) by Business
(millions of dollars)	2015	2014	2013	2012	2011

Upstream
United States	64,086	62,403	59,898	57,631	54,994
Non-U.S.	105,868	102,562	93,071	81,811	74,813
Total	169,954	164,965	152,969	139,442	129,807

Downstream
United States	7,497	6,070	4,757	4,630	5,340
Non-U.S.	15,756	17,907	19,673	19,401	18,048
Total	23,253	23,977	24,430	24,031	23,388

Chemical
United States	7,696	6,121	4,872	4,671	4,791
Non-U.S.	16,054	16,076	15,793	15,477	15,007
Total	23,750	22,197	20,665	20,148	19,798

Corporate and Financing	(8,202)	(8,029)	(6,489)	(4,527)	(2,272)

Corporate total	208,755	203,110	191,575	179,094	170,721

Average capital employed applicable to equity companies included above	34,248	35,403	35,234	32,962	31,626

Return on Average Capital Employed by Business
(percent)	2015	2014	2013	2012	2011

Upstream
United States	(1.7)	8.3	7.0	6.8	9.3
Non-U.S.	7.7	21.8	24.3	31.7	39.2
Total	4.2	16.7	17.5	21.4	26.5

Downstream
United States	25.4	26.7	46.2	77.2	42.5
Non-U.S.	29.6	8.0	6.4	49.6	12.1
Total	28.2	12.7	14.1	54.9	19.1

Chemical
United States	31.0	45.8	56.5	47.5	46.2
Non-U.S.	12.7	9.4	6.8	10.8	14.4
Total	18.6	19.4	18.5	19.3	22.1

Corporate and Financing	N.A.	N.A.	N.A.	N.A.	N.A.

Corporate total	7.9	16.2	17.2	25.4	24.2

(1)	Unless indicated, references to earnings and Upstream, Downstream, Chemical, and Corporate and Financing segment earnings are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.
(2)	Average capital employed is the average of beginning-of-year and end-of-year business segment capital employed, including ExxonMobil’s share of amounts applicable to equity companies.